UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite A100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3063

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2026 (the “Original Form 8-K”) by Vital Farms, Inc. This Amendment is being filed solely to correct the omission of the Item Number (Item 5.03) in the EDGAR submission header of the Original Form 8-K. No other changes have been made to the Original Form 8-K, which is restated herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2026, the Board of Directors (the “Board”) of Vital Farms, Inc. (the “Company”) approved and adopted the amended and restated bylaws of the Company (the “Amended Bylaws”), which became effective immediately. The Amended Bylaws reflect, among other things, the following principal changes:

Advance Notice – Informational and Disclosure Requirements: The amendments restructure and expand the advance notice disclosure and procedural requirements applicable to stockholder nominations of persons for election to the Board and stockholder proposals of other business, addressing (i) the extension of disclosure obligations to beneficial owners and other associated persons; (ii) expanded disclosure regarding a proposed nominee’s relationships and compensation arrangements with the nominating stockholder and its associated persons; (iii) verification and affirmation procedures; (iv) revised deadlines for updating and supplementing information previously submitted; and (v) permitted means of delivery of stockholder notices. The Amended Bylaws also expand the representations and agreements required of stockholder-nominated candidates.

Conduct of stockholder meetings: The amendments clarify the authority of the Chairperson of the Board and the Board to adopt rules, regulations and procedures for the conduct of stockholder meetings.

Director eligibility: The amendments establish eligibility standards for any director candidate for election or appointment to the Board, including a requirement that such candidates make themselves reasonably available for interviews by the Board or any committee thereof.

Emergency Bylaws: The amendments establish procedures to implement emergency bylaws pursuant to Section 110 of the Delaware General Corporation Law. The emergency bylaws provide for the governance of the Company during an emergency, including alternative means for calling and conducting Board meetings, modified quorum requirements for Board action and limitations on liability for emergency actions.

The Amended Bylaws also include various other updates, including certain technical, conforming and clarifying changes. The foregoing description of the changes contained in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Vital Farms, Inc., dated August 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: August 17, 2026	By:	/s/ Joanne Bal
Joanne Bal
Chief Legal Officer, Corporate Secretary, and Head of Impact